Exhibit 99.1

Centrus Announces Redemption of All Outstanding Series B Senior Preferred Stock

BETHESDA, MD., December 17, 2021 -- Centrus Energy Corp. (NYSE American: LEU) (“Centrus” or the “Company”) today announced that it has completed the previously announced redemption of all of the Company’s outstanding Series B Senior Preferred Stock, par value $1.00 per share (the “Series B Preferred Shares”) as of December 15, 2021. The redemption of the Series B Preferred Shares follows the Company’s successful consummation of its tender offer and consent solicitation relating to the Series B Preferred Shares in November.

“Eliminating the last of our preferred shares is a major milestone in our ongoing effort to strengthen our balance sheet for long-term success,” said Centrus Energy President and CEO Daniel B. Poneman.

About Centrus

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

Forward Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Accordingly, forwardlooking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider this press release and our other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports filed on Form 10-Q. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Centrus Investor Contacts:

Investors: Dan Leistikow (301) 564-3399 or LeistikowD@centrusenergy.com

Media: Lindsey Geisler (301) 564-3392 or GeislerLR@centrusenergy.com